UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2019

A10 NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 West Plumeria Drive

San Jose, CA 95134

(Address of Principal Executive Offices, including zip code)

(408) 325-8668

(Registrant’s telephone number including area code)

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ATEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On September 16, 2019, the Audit Committee of the Board of Directors of A10 Networks, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.

The audit reports of Deloitte on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s audit report for the fiscal year ended December 31, 2018, which contained an unqualified opinion, included an emphasis-of-matter paragraph stating that the Company had changed its method of accounting for revenue from contracts with customers in 2018, due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective approach.

During the Company’s two most recent fiscal years and subsequent interim period from January 1, 2019 to September 16, 2019, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in their reports on the Company’s consolidated financial statements for such years, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as described below.

As previously disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2018 and 2017, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2018 and 2017 due to material weaknesses related to the Company’s control environment and monitoring activities and revenue recognition. The Audit Committee has discussed these matters with Deloitte, and the Company has authorized Deloitte to respond fully to any inquiries by Armanino concerning these matters.

The Company provided Deloitte with a copy of the disclosures it is making in this Form 8-K and requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the statements made herein. A copy of Deloitte’s letter dated September 17, 2019 is filed as Exhibit 16.1 hereto.

(b) Engagement of Independent Registered Public Accounting Firm

On September 16, 2019, following a competitive request-for-proposal process, the Audit Committee approved the engagement of Armanino LLP (“Armanino”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

During the Company’s two most recent fiscal years ended December 31, 2018 and 2017 and subsequent interim period from January 1, 2019 to September 16, 2019, neither the Company nor anyone on its behalf consulted Armanino regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, except as described below, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Armanino concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2017, Armanino provided tax services to the Company consisting of a review of the Company’s quarterly and annual tax provision calculations. In approving the selection of Armanino as the Company’s independent registered public accounting firm, the Audit Committee considered these services previously provided by Armanino and concluded that such services would not adversely affect the independence of Armanino.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

16.1	Letter of Deloitte & Touche LLP, dated September 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.

By:	/s/ Tom Constantino
Name:	Tom Constantino
Title:	Executive Vice President and Chief Financial Officer

Date: September 18, 2019